UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2014

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7315 Wisconsin Avenue, 1100 West, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Pebblebrook Hotel Trust (the “Company”) issued a press release on December 11, 2014 announcing that it has acquired the 125-room Union Station Hotel, Autograph Collection located in Nashville, Tennessee. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

A copy of materials about this property that the Company intends to distribute is furnished as Exhibit 99.2 to this Current Report on Form 8-K. Additionally, the Company has posted these materials in the Portfolio section of its website at www.pebblebrookhotels.com.

Item 8.01. Other Events.

On December 10, 2014, a subsidiary of the Company completed its acquisition of a leasehold interest in the 125-room Union Station Hotel, Autograph Collection (the “Hotel”) located in Nashville, Tennessee for $52.3 million from an unaffiliated third party. This transaction was funded with available cash.
In connection with the acquisition of the leasehold interest, the subsidiary assumed the ground lease (the "Lease") with the Metropolitan Government of Nashville and Davidson County, as landlord. Pursuant to the Lease, which expires on December 31, 2105, the subsidiary is required to pay the greater of annual base rent of $0.1 million or annual real property taxes.
The Company has selected Sage Hospitality to manage the hotel.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued December 11, 2014.
99.2	Materials about Union Station Hotel, Autograph Collection

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

December 12, 2014	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued December 11, 2014.
99.2	Materials about Union Station Hotel, Autograph Collection